As Filed with the Securities and Exchange Commission on June 25, 2001

                    Investment Company Act File No. 811-5740



                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM N-2

                            REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940                [X]

                                Amendment No. 9                             [X]

                       (Check appropriate box or boxes.)



                      PUTNAM MANAGED MUNICIPAL INCOME TRUST

               (Exact name of registrant as specified in charter)



              One Post Office Square, Boston, Massachusetts 02109

              (Address of Principal Executive Offices) (Zip Code)

                                (617) 292-1000

             (Registrant's Telephone Number, including Area Code)



                                JOHN R. VERANI

                     Putnam Managed Municipal Income Trust

                             One Post Office Square

                           Boston, Massachusetts 02109

                    (Name and Address of Agent for Service)



                                   Copies to:



                          JOHN W. GERSTMAYR, Esquire

                                  ROPES & GRAY

                            One International Place

                                Boston, MA 02110

PART C

ITEM 23.  EXHIBITS



Amendment to the Registrant's Bylaws, adopted as of March 9, 2001 by the

Registrant's Board of Trustees, is filed herewith as Exhibit 2(b).



SIGNATURES



Pursuant to the requirements of the Investment Company Act of 1940, the

Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 21st day of

June, 2001.



                                     PUTNAM MANAGED MUNICIPAL INCOME TRUST



                                     By:  Gordon H. Silver

                                          ---------------------

                                          Vice President



EXHIBIT INDEX



Exhibit No.                            Description

------------                           ------------

2(b)                                   Amendment to Registrant's Bylaws adopted

                                       as of March 9, 2001